Exhibit 99.2
LOCK-UP AGREEMENT
(Clarient Executive Officers, Clarient Independent Directors Not Affiliated with Safeguard or Oak, and Safeguard and Selling Stockholders)
August 27, 2009
Stephens Inc.
as the Representative of the Underwriters
111 Center Street
Little Rock, Arkansas 72201
Re: Secondary Offering of the Common Stock of Clarient, Inc.
Dear Sirs:
The undersigned understand that Stephens Inc., Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company Incorporated and Boenning & Scattergood, Inc. (the “Underwriters”), for whom Stephens Inc. is acting as representative (the “Representative”), propose to enter into a certain underwriting agreement with Clarient, Inc., a Delaware corporation (the “Company”), certain affiliates of Safeguard Scientifics, Inc. (“Safeguard”), being Safeguard Delaware, Inc., a Delaware corporation (“SDI”) and Safeguard Scientifics (Delaware), Inc., a Delaware corporation (“SSDI”; and together with SDI, the “Selling Stockholders”), with respect to the public offering (the “Offering”) of 16,000,000 shares of the Company’s Common Stock, par value $0.01 (the “Common Stock”), owned by the Selling Stockholders (the “Firm Shares”), plus up to an additional 2,400,000 shares of Common Stock owned by SDI if the Underwriters choose to exercise their over-allotment option (the “Option Shares,” and, together with the Firm Shares, the “Shares”), pursuant to the Company’s Registration Statement on Form S-3 (No. 333-160136) filed with the Securities and Exchange Commission on June 22, 2009. In consideration of the Underwriters’ agreement to purchase and make the Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that without the prior written consent of the Representative (unless, if the undersigned is currently an employee of the Company, the undersigned is no longer an employee of the Company), the undersigned will not, during the period ending ninety (90) days after the date of the final prospectus or final prospectus supplement, as applicable, relating to the Offering (the “Lock-Up Period”):
(1) Offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant); (2) Enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any securities convertible into or exchangeable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, or in cash or other property; (3) Make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock without the prior written consent of the Representative on behalf of the Underwriters, in each case other than (A) the Securities to be sold by the Selling Stockholders pursuant to the Underwriting Agreement, (B) transfers of shares of Common Stock as a bona fide gift or gifts, and (C) distributions of shares of Common Stock to members or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (B) or (C), each donee or distributee shall execute and deliver to the Representative a lock-up letter agreement containing the substance of this Lock-Up Agreement; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above).
Notwithstanding the foregoing, if (1) during the last seventeen (17) days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the eighteen (18) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
In addition, notwithstanding the foregoing, the restrictions set forth herein shall not apply to the establishment of a trading plan by the undersigned that complies with Rule 10b5-1 under the Exchange Act; provided that any sales under such trading plan may be made at any time only if such trading plan is in existence on the date of this Agreement, and otherwise, any sales under such trading plan may be made at any time on or after November 11, 2009.
In addition, the restrictions set forth herein shall not apply to (i) any transfer as a bona fide gift or gifts, or by will or intestacy, provided that the transferee or transferees thereof agree to be bound by the restrictions set forth herein, (ii) any transfer to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein; (iii) any transfer as a pledge to secure a loan from a recognized financial institution, provided the pledgee agrees to be bound by the terms of this Lock-Up Agreement; or (iv) the repurchase of any shares held by the undersigned by the Company upon the termination of services of the undersigned. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
For the purpose of clarification, this letter does not restrict or limit the ability of the undersigned to (a) purchase or acquire shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, (b) purchase or acquire any option or contract to purchase any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, and the exercise or settlement of any such option or contract (including, without limitation, a cashless exercise not involving a broker or other disposition of shares on the open market), whether owned on the date of this Lock-Up Agreement or acquired thereafter, (c) sell or dispose of any option or contract to sell any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, that is exercisable after the expiration of the Lock-Up Period or any extension thereof, or (d) a swap or other agreement that increases, in whole or in part, directly or indirectly, the economic consequences of ownership of shares of Common Stock.
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.
Each of the undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if (1) the Company or the Selling Stockholders notify the Representative in writing of the termination of the offering prior to execution of the Underwriting Agreement, (2) the Underwriting Agreement does not become effective, (3) the Underwriting Agreement (other than provisions thereof which survive termination) terminates or is terminated prior to payment for and delivery of the Shares to be sold thereunder, or (4) the undersigned is no longer a Section 16 reporting person of the Company, the undersigned shall be released from all obligations under this Lock-Up Agreement.
The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.
This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas, without regard to the conflict of laws principles thereof.
Each of the undersigned may execute this letter in counterparts.
Each of the undersigned hereby executes this agreement as of the date first written above.
EXECUTIVE OFFICERS AND, AS APPLICABLE,
DIRECTORS OF CLARIENT, INC.,
/s/ Ronald A. Andrews
/s/ Michael Pellini
/s/ David Daly
/s/ Raymond Land
/s/ Frank Slattery
/s/ Dennis Smith
/s/ Gregory Waller

SAFEGUARD DELAWARE, INC.
/s/ Brian J. Sisko
By: Brian J. Sisko
Vice President and Assistant Secretary

SAFEGUARD SCIENTIFICS (DELAWARE), INC.
/s/ Brian J. Sisko
By: Brian J. Sisko
Vice President and Assistant Secretary

SAFEGUARD SCIENTIFICS, INC.
/s/ Brian J. Sisko
By: Brian J. Sisko
Senior Vice President and General Counsel

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